Exhibit 32.02
      CERTIFICATION PURSUANT TO SECTION 906 OF THE PUBLIC COMPANY
        ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002
                    (18 U.S.C.   1350, AS ADOPTED)

Pursuant to Section 906 of the Public Company Accounting Reform and
Investor Protection Act of 2002 (18 U.S.C.   1350, as adopted, the
"Sarbanes-Oxley Act"), Frank W. Backes, the Chief Financial Officer of the Company hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005, to which this Certification is attached as Exhibit
32.01 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: May 21, 2005

/s/ Frank W. Backes
Frank W. Backes
Chief Financial Officer

Note: This certification accompanies the Periodic Report pursuant to
  906 of the Sarbanes-Oxley Act and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.